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                                                         Exhibit 24(b)(11)(a)





                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
    The Kent Funds:



We consent to the use of our report incorporated by reference dated February 20, 1998 for The Kent Funds as of December 31, 1997 and for the periods indicated therein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Custodian, Auditors and Counsel" and "Financial Statements" in the Statement of Additional Information.


KPMG Peat Marwick LLP
Columbus, Ohio
April 30, 1998